POLY COMPANY OVERVIEW May 7, 2019 NYSE:PLT © 2019 Plantronics Inc. All rights reserved. 1

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our: (i) expectations for opportunities in Enterprise TAM and our ability to take advantage of the opportunities based on our positioning, product portfolio and launch dates; (ii) expectations regarding the Polycom acquisition, including the anticipated synergies, accretion and long-term operating model targets, and our ability to attain them in the timeframes expected; (iii) beliefs regarding what is required to succeed in the UCC market and our strategy to achieve success; (iv) expectations for end user and software analytics and services, the positioning of our product portfolio and the potential for near-term gains; (v) expectations regarding debt repayment actions and timing; (vi) estimates of GAAP and non-GAAP financial results for Q4 and full year FY20, including net revenues, adjusted EBITDA, tax rates, diluted weighted shares outstanding and diluted EPS; and (vii) estimates of purchase price accounting adjustments, including intangibles amortization, in addition to other matters discussed in this presentation that are not purely historical data. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by applicable law. The factors that could cause actual results to differ are discussed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 9, 2018, in our reports on Form 10-Q and Form 8-K filed with the SEC as well as our other public disclosures, including our press releases. Please also refer to the Safe Harbor included in our press release regarding our results for Q4 FY19 filed with the SEC on Form 8-K on May 7, 2019. The SEC filings and our press releases can be accessed on our website at investor.poly.com. © 2019 Plantronics Inc. All rights reserved. 2

USE OF NON-GAAP INFORMATION To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP, and where applicable, combined comparative measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS, which exclude certain unusual or non-cash expenses and charges that are included in the most directly comparable GAAP measure. These unusual or non-cash expenses and charges include the effect, where applicable, of purchase accounting on deferred revenue and inventory, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, asset impairments, executive transition charges, rebranding costs, gains or losses from litigations settlements, unusual and/or irregular gains or losses from the sale of investments, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these amounts from our non-GAAP and combined comparative measures primarily because management does not believe they are consistent with the development of our target operating model. Combined comparative results refer to the results for periods prior to the Plantronics and Polycom combination, which were prepared by combining the non-GAAP results of as if they had been combined during that period. These prior period results are presented on a non-GAAP as-reported basis, with immaterial adjustments to align the treatment of non- GAAP adjustments for comparative purposes. We believe that the use of non-GAAP and combined comparative financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP and combined comparative financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP and combined comparative financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document. Other historical reconciliations are available at investor.plantronics.com. © 2019 Plantronics Inc. All rights reserved. 3

OVERVIEW & STRATEGY NEW PRODUCTS & ANNOUNCEMENTS Q4 FY19 EARNINGS RESULTS GUIDANCE & LONG TERM MODEL SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS © 2019 Plantronics Inc. All rights reserved. 4

PLANTRONICS + POLYCOM. NOW POLY. Poly is the global communications company that powers authentic human connection and collaboration. One to one, one to many, many to many. © 2019 Plantronics Inc. All rights reserved. 5

LOGO STORY Equilateral triangle/ 60-degree heritage element Multiple P’s merging The Propeller embodies the Poly concept The Propeller Custom geometric All-lowercase resembles a Play letterforms mimic styling conveys button and represents the elements of a sense of forward movement and the symbol approachability progression and humanity © 2019 Plantronics Inc. All rights reserved. 6

A COMPELLING INVESTMENT OPPORTUNITY $40B UC&C1 Market UC&C Market Leader Strategic Innovator • We operate in a $40B UC&C • Over $2B in annual revenues and • Reinventing the UC&C industry market with strong growth drivers over $400M TTM EBITDA through product integration, software and analytics • Rise in open architectures creates • Platform-agnostic, intelligent need for a unified endpoint solutions • Valuable business insights available through unique software and • Cloud deployments on rise with • Additional synergy capture planned high demand for analytics and to achieve target operating model analytics capabilities insights • We address a $7B Enterprise TAM growing at 7% 1 Frost & Sullivan, March 2018. © 2019 Plantronics Inc. All rights reserved. 7

OPEN COLLABORATION: THE INDUSTRY TRANSITION Communications experience is increasingly integrated and delivered by a unified endpoint Offering a full suite of endpoints is mission-critical © 2019 Plantronics Inc. All rights reserved. 8

OUR STRATEGY Deliver a comprehensive set of endpoints for the UCC market and differentiate through software Management Analytics Interoperability Video Conference Desktop Headsets Software Services © 2019 Plantronics Inc. All rights reserved. 9

HOW DO WE GET THERE? Expand our TAM in our Invest in strategic core businesses growth areas Drive technology Aggressively target the Expand our strategic leadership huddle room market partner ecosystem © 2019 Plantronics Inc. All rights reserved. 10

BROADER UC MARKET AND ECOSYSTEM Key Partners Platforms On-Premise Cloud UC Service Providers UC Our platform agnostic and best-in-class unified endpoint strategy differentiates us © 2019 Plantronics Inc. All rights reserved. 11

POLY ADDRESSES A $7B ENTERPRISE TAM GROWING AT 7%

Software Analytics and Services provide further upside



TAM[1]
TAM CAGR
CY18-CY22
$7.0B
+7%
$5.3B
$2.7B
+4%
Video
$2.3B
$0.6B
+10%
Voice
$0.4B
$1.9B
+9%
SIP
Phones
$1.3B
Enterprise
Headsets
$1.3B
$1.8B
+8%
2018
2022

Commentary

- Product portfolio well-positioned to capitalize on market growth
- Potential for market share gains based on near-term product introductions
- Capitalize on differentiated market position as a high quality, platform agnostic, intelligent endpoint provider
- Maintain market leadership, capitalize on growth in UC&C

Poly is uniquely positioned as a market leader with broad product offerings in large and growing end markets

[1] Frost & Sullivan, Synergy, Wainhouse.

poly

© 2019 Plantronics Inc. All rights reserved.
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OVERVIEW & STRATEGY NEW PRODUCTS & ANNOUNCEMENTS Q4 FY19 EARNINGS RESULTS GUIDANCE & LONG TERM MODEL SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS © 2019 Plantronics Inc. All rights reserved. 13

You couldn’t escape Poly at the event as they took home the Best Communications/Collaboration Device Award for their Polycom Studio, which was justified as there seemed to be one in nearly every booth across the show.” “ – Patrick Watson, UC Today © 2019 Plantronics Inc. All rights reserved. 14

PARTNER INTEGRATION UPDATES



Google Cloud
VVX x50 Series, first IP phones certified for Google Voice



Amazon Web Services
Trio now integrated with Amazon Chime and Alexa for Business and Voyager 4200 now integrated with Alexa App



Zoom
Expanded partnerships with certifications for Poly Studio and VVX x50 Series



GoToMeeting
New hardware partnership to meet the needs of huddle rooms and medium-sized meeting spaces



Microsoft
Revealed upcoming poly CCX Series - extend Teams straight to your desktop phone

© 2019 Plantronics Inc. All rights reserved.
15

PRODUCT ANNOUNCEMENTS Polycom Studio Blackwire 7225 Voyager 4200 UC EagleEye Cube CCX Series The USB video bar Corded, boomless Just tap-and-ask, and Turn passive The new standard for designed for small stereo headset with Alexa will respond meetings into intelligent spaces and big ideas active noise canceling powerful experiences communications for small group in desktop phones for meetings Microsoft Teams © 2019 Plantronics Inc. All rights reserved. 16

SOFTWARE OVERVIEW Poly Manager Pro Poly Device Management Service Monitoring, managing and maintaining a headset Remote provisioning, managing, and troubleshooting environment remotely, all while saving time and phones, all while saving time and resources resources Provide a Better User Experience and Drive Productivity Device Management | Monitoring | Quality | Health and Safety | Insights Data Analytics © 2019 Plantronics Inc. All rights reserved. 17

OVERVIEW & STRATEGY NEW PRODUCTS & ANNOUNCEMENTS Q4 FY19 EARNINGS RESULTS GUIDANCE & LONG TERM MODEL SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS © 2019 Plantronics Inc. All rights reserved. 18

Q4 FY19 KEY FINANCIAL HIGHLIGHTS • Non-GAAP Revenue of $488 million, within guidance and in line with prior year. ˗ Shipped Poly Studio for revenue, which contributed to Video growth ˗ UC Headsets grew 16% • Full Year combined non-GAAP revenue of $2,038 million up 2%. • The Company announced that it intends to evaluate strategic alternatives for its Consumer business. – The Company has not yet determined timing, structure, or financial impact of any potential transaction. • Non-GAAP gross margins of 55.0%, above long-term target model. ˗ MLCCs no longer materially impacting gross margins. • Non-GAAP operating expenses of $178 million down $10 million. • Year 1 operating expense synergies complete. On track for $85M year-1 total annual run rate cost synergy target • Operating margin of 18.5%, up 80 bps. TTM EBITDA of $402 million. • Repaid $100 million on the Term Loan B in fiscal Q4. Repurchase approximately 233 thousand shares for $8 million. © 2019 Plantronics Inc. All rights reserved. 19

COMPARATIVE REVENUE BY CATEGORY ($MM) $487 $488 Services* $79 $77 -2% • Q4 revenue in line with prior year on a combined comparative basis • Video growth of 5% driven by initial shipments of Studio and Video* $82 $86 +5% stabilization in med/large conference room video endpoints • Voice decline primarily driven by legacy audio conferencing products but Trio continues to grow, up 16% year-over-year. Voice* $111 $107 -3% • Consumer decline driven primarily by Gaming Consumer $51 $48 Headsets1 -6% • Enterprise headset revenue growth of 3% driven by UC growth of 16% * Voice, Video, and Services categories were introduced with the acquisition of Polycom Enterprise $165 $170 +3% on July 2, 2018. Historical Polycom revenues are shown here to arrive at combined Headsets comparative historical net revenues. Q4 FY18 Q4 FY19 © 2019 Plantronics Inc. All rights reserved. 20

NON-GAAP OPERATING DETAILS 1 $274 $268 $188 $178 $86 $90 $159 $121 $39 $115 $47 $67 Q4 FY18 Q4 FY19 Q4 FY18 Q4 FY19 Q4 FY18 Q4 FY19 Gross Profit Operating Expenses Operating Income • Comparative gross profit • Overall comparative decline • Comparative operating income decline of $6M driven primarily of $10M or 5% growth of $4M or 5% driven by by legacy product margin lower operating expenses as a • Lower operating expenses due declines partially offset by result of successful integration primarily to synergy capture and improved service margins. and synergy capture lower variable compensation • MLCC Impact negligible in the quarter Polycom Historical Plantronics Historical 1 The acquisition of Polycom was completed on July 2, 2018. Prior year Polycom results are added to prior year Plantronics results to arrive at combined comparative results. See GAAP to non-GAAP reconciliations for additional details. © 2019 Plantronics Inc. All rights reserved. 21

TRAILING TWELVE MONTHS ADJUSTED EBITDA 1 ($MM) TTM EBITDA: $402M $108 $101 $105 $102 $86 $48 $45 $53 $41 Q4 FY18 Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Polycom Historical Plantronics Historical 1 The acquisition of Polycom was completed on July 2, 2018. Prior year Polycom results are added to prior year Plantronics results to arrive at combined comparative results. See GAAP to non-GAAP reconciliations for additional details. © 2019 Plantronics Inc. All rights reserved. 22

CASH BRIDGE Q3-Q4 FY19 ($MM) 216 © 2019 Plantronics Inc. All rights reserved. 23

Q2 FY19 Q3 FY19 Q4 FY19 DE-LEVERAGING PROGRESS ($MM) Gross Debt $1,775 $1,775 $1,672 Cash & $306 $342 $216 Investments Net Debt $1,469 $1,433 $1,456 $1,469 $1,433 $1,456 $1,300 3.8x $1,100 3.6x 3.6x 3.0x 2.2x >$500 $460 $391 $401 $402 $410 Q2 FY19 Q3 FY19 Q4 FY19 FY20 Est. LTM Net Debt TTM Adj. EBITDA Net Leverage © 2019 Plantronics Inc. All rights reserved. 24

OVERVIEW & STRATEGY NEW PRODUCTS & ANNOUNCEMENTS Q4 FY19 EARNINGS RESULTS GUIDANCE & LONG TERM MODEL GAAP TO NON-GAAP RECONCILIATIONS © 2019 Plantronics Inc. All rights reserved. 25

Q1 AND FULL FY20 GUIDANCE (AS OF MAY 7, 2019)

	Q1 FY20 Guidance	FY20 Guidance
GAAP Net Revenue	$471M - $501M	+21% to +24%
Non-GAAP Net Revenue[1,2]	$485M - $515M	As-reported: +17.5% to 20% Comparative: +1.5% to +3.5%
Adjusted EBITDA[3]	$92M - $108M	$410M - $460M
Non-GAAP Diluted EPS[3,4]	$1.15 - $1.45	Not provided

[1] Q1 and full year FY20 non-GAAP revenue guidance excludes purchase accounting adjustments of $13.6 million and $38.0 million, respectively.

[2] Standalone growth is based on as reported FY19 non-GAAP net revenues of $1,759 million. Comparative growth is based on combined comparative FY19 net revenues of $2,038 million.

[3] Q1 and full year FY20 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $44.8 million and $179.2 million, respectively.

[4] EPS Guidance assumes approximately 40 million diluted average weighted shares and tax rate of 18% to 20%.

Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its first quarter fiscal year 2020 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the first quarter or full fiscal year 2020 will not be based on internal company information and should be assessed accordingly by investors.

With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

poly

© 2019 Plantronics Inc. All rights reserved.
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COST SYNERGIES ON TARGET Operating Expense Synergies Complete, COGS Synergies on Plan Year 1 Run- Steady State rate Target Target1 • Approximately $25M achieved to date COGS $38M $45-60M • Insourcing and supply chain rationalization on track • Year-1 target complete OpEx $47M $50-55M • On-track for steady state target Total $85M $105M • Completing final actions to achieve year-one target 1 Steady state is defined as achieved annualized run rate synergies within 24 months of the close of the Polycom acquisition on July 2, 2018. © 2019 Plantronics Inc. All rights reserved. 27

Intangible assets other than goodwill are carried at cost and amortized over their estimated useful lives GAAP PURCHASE ACCOUNTING FORECAST 4 Quarter Rolling Forecast Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 ($MM) Revenue – Deferred Revenue Fair $13.6 $9.5 $8.0 $6.9 Value Adjustment COGS - Intangibles Amortization1 $29.5 $29.5 $29.5 $29.5 SG&A - Intangibles Amortization1 $15.3 $15.3 $15.3 $15.3 1Intangible assets other than goodwill are carried at cost and amortized over their estimated useful lives. The Company reviews identifiable finite-lived intangible assets for impairtment whenever events or changes in circumstances indicate that the carrying value of the assets may not recoverable. © 2019 Plantronics Inc. All rights reserved. 28

Long-Term Model Revenue % Growth Rate 5 - 8% LONG-TERM OPERATING Non-GAAP Gross Margin 52 - 54% MODEL Non-GAAP Operating Margin 21 - 24% Adj. EBITDA > $500M/yr Operating Cash Flow > $300M/yr © 2019 Plantronics Inc. All rights reserved. 29

OVERVIEW & STRATEGY NEW PRODUCTS & ANNOUNCEMENTS Q4 FY19 EARNINGS RESULTS GUIDANCE & LONG TERM MODEL SUPPLEMENTAL DATA AND GAAP TO NON-GAAP RECONCILIATIONS © 2019 Plantronics Inc. All rights reserved. 30

COMBINED COMPARATIVE NON -GAAP INFORMATION Combined Comparative Basis1 FY18 to Q1 FY18 Q2 FY18 Q3 FY18 Q4 FY18 Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q4 Y/Y FY19 Revenue $474M $512M $518M $487M $500M $520M $531M $488M In Line +2.4% Gross Profit $257M $284M $276M $274M $268M $277M $273M $268M -2.2% -0.5% Gross Margin 54.2% 55.5% 53.2% 56.2% 53.5% 53.2% 51.5% 55.0% -120 bps -150 bps Op. Expense $187M $184M $195M $188M $196M $180M $180M $178M -5.3% -2.7% Op. Income $70M $100M $81M $86M $72M $96M $93M $90M +4.7% +4.7% Op. Margin 14.7% 19.5% 15.7% 17.7% 14.4% 18.5% 17.6% 18.5% +80 bps +40 bps Diluted EPS NMF NMF NMF NMF NMF $1.51 $1.36 $1.44 NMF NMF Adj. EBITDA $86M $115M $96M $101M $86M $108M $105M $102M +1% +1% Op. Cash Flow $40M $99M $90M $64M $75M $40M $47M -$3M -104.7% -45.7% 1 Combined comparative results include Polycom results in historical periods prior to the closing of the acquisition for comparative purposes. See reconciliations to our GAAP results for additional details. © 2019 Plantronics Inc. All rights reserved. 31

AS-REPORTED NON-GAAP INFORMATION[1]

	Q1 FY18	Q2 FY18	Q3 FY18	Q4 FY18	Q1 FY19	Q2 FY19	Q3 FY19	Q4 FY19	Q4 Y/Y	FY18 to FY19
Revenue	$204M	$210M	$227M	$216M	$221M	$520M	$531M	$488M	+125.9%	+205.4%
Gross Profit	$106M	$109M	$115M	$115M	$111M	$277M	$273M	$268M	+133.0%	+209.1%
Gross Margin	51.9%	51.6%	50.8%	53.2%	50.1%	53.2%	51.5%	55.0%	+180 bps	+90 bps
Op. Expense	$69M	$69M	$70M	$68M	$75M	$180M	$180M	$178M	+161.8%	+222.2%
Op. Income	$37M	$39M	$45M	$47M	$36M	$96M	$93M	$90M	+91.5%	+187.1%
Op. Margin	18.1%	18.8%	19.7%	21.9%	16.2%	18.5%	17.6%	18.5%	-340 bps	-170 bps
Diluted EPS	$0.70	$0.80	$1.02	$1.05	$0.74	$1.51	$1.36	$1.44	+37.1%	+44.2%
Adj. EBITDA	$42M	$45M	$50M	$53M	$41M	$108M	$105M	$102M	+92.5%	+87.4%
Op. Cash Flow	$13M	$36M	$32M	$40M	$32M	$40M	$47M	-$3M	-107.5%	-4.1%

[1] See reconciliations to our GAAP results for additional details.

poly

© 2019 Plantronics Inc. All rights reserved.
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HISTORICAL REVENUE DATA

		Q1 FY18	Q2 FY18	Q3 FY18	Q4 FY18	Q1 FY19	Q2 FY19	Q3 FY19	Q4 FY19	Q4 Y/Y	FY18 to FY19
Revenue by Category	Voice[1]	$98M	$114M	$106M	$111M	$106M	$121M	$117M	$107M	-3%	+5%
	Video[1]	$91M	$108M	$104M	$82M	$92M	$89M	$88M	$86M	+5%	-8%
	Services[1]	$80M	$81M	$82M	$79M	$81M	$81M	$82M	$77M	-2%	--
	Enterprise Headsets	$155M	$163M	$168M	$165M	$168M	$170M	$173M	$170M	+3%	+5%
	Consumer Headsets	$49M	$47M	$59M	$52M	$54M	$58M	$70M	$48M	-6%	+11%
Revenue by Geography	Americas	$259M	$291M	$265M	$261M	$265M	$284M	$278M	$255M	-2%	+1%
	EMEA	$126M	$126M	$155M	$139M	$138M	$138M	$153M	$142M	+2%	+5%
	APAC	$88M	$95M	$99M	$87M	$97M	$98M	$99M	$92M	+5%	+4%

[1] Voice, Video, and Services categories were introduced with the acquisition of Polycom on July 2, 2018. Historical Polycom revenues are shown here to arrive at combined comparative historical net revenues.

poly

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ADJUSTED ENTERPRISE AND CONSUMER HEADSET REVENUE COMPARISON FY18 to Q1 FY18 Q2 FY18 Q3 FY18 Q4 FY18 Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q4 Y/Y FY19 As Reported: $155M $163M $168M $165M $168M $170M $173M $170M +3% +5% Enterprise Headsets As Reported: $49M $47M $59M $52M $54M $58M $70M $48M -6% +11% Consumer Headsets Adjusted Enterprise $173M $180M $187M $180M $186M $187M $190M $185M +3% +4% Headsets1 Adjusted Consumer $32M $30M $40M $36M $36M $41M $53M $33M -8% +18% Headsets1 FY19 average Adjusted Consumer Headsets gross margins of ~25% 1 For informational purposes related to our announcement to explore strategic alternatives for the Consumer business, Consumer Headsets and Enterprise Headsets shown here have been adjusted in all periods presented to reclassify revenues from the Mono Premium Bluetooth subcategory from As Reported Consumer Headsets into As Reported Enterprise Headsets. © 2019 Plantronics Inc. All rights reserved. 34

Unaudited Reconciliations of GAAP net revenue to non-GAAP net revenue ($ in thousands) Three Months Ended September 30, December 31, March 31, 2018 2018 2019 Net revenues from unaffiliated customers: Enterprise Headsets $ 169,978 $ 173,479 $ 169,783 Consumer Headsets 58,053 69,665 48,432 Voice 121,309 116,700 106,577 Video 85,922 85,597 83,966 Services 47,807 56,228 59,730 Total GAAP net revenues $ 483,069 $ 501,669 $ 468,488 Deferred revenue purchase accounting 36,585 28,923 19,316 Total non-GAAP net revenues $ 519,654 $ 530,592 $ 487,804 Net revenues by geographic area from unaffiliated customers: Americas $ 266,641 $ 265,119 $ 246,157 EMEA 128,957 146,388 137,955 APAC $ 87,471 90,162 $ 84,376 Total GAAP net revenues 483,069 501,669 468,488 Deferred revenue purchase accounting 36,585 28,923 19,316 Total non-GAAP net revenues $ 519,654 $ 530,592 $ 487,804

Unaudited Reconciliations of GAAP measures to non-GAAP Historical Combined Comparative Measures

($ in thousands)

	Three Months Ended				
	June 30, 2017	**September 30, 2017**	**December 31, 2017**	**March 31, 2018**	**June 30 2018**
Revenue by Product:					
Enterprise Headsets	$ 154,605	$ 162,907	$ 167,640	$ 164,587	$ 167,642
Consumer Headsets	49,321	47,393	58,894	51,556	53,667
Voice[1]	98,487	113,632	105,512	110,585	106,280
Video[1]	91,134	107,675	104,194	81,727	92,001
Services[1]	80,209	80,531	81,820	78,916	80,829
Combined comparative total net revenues	$ 473,756	$ 512,138	$ 518,060	$ 487,371	$ 500,419
Revenue by Region:					
Plantronics Americas net revenues	$ 125,227	$ 129,747	$ 125,361	$ 126,026	$ 130,848
Polycom Americas net revenues[1]	133,716	160,888	139,421	135,036	133,976
Combined comparative Americas net revenues	$ 258,943	$ 290,635	$ 264,782	$ 261,062	$ 264,824
Plantronics EMEA net revenues	$ 54,816	$ 56,325	$ 73,620	$ 66,002	$ 63,589
Polycom EMEA net revenues[1]	71,596	69,690	81,065	73,178	74,726
Combined comparative EMEA net revenues	$ 126,412	$ 126,015	$ 154,685	$ 139,180	$ 138,315
Plantronics APAC net revenues	$ 23,883	$ 24,227	$ 27,553	$ 24,115	$ 26,871
Polycom APAC net revenues[1]	64,518	71,261	71,040	63,014	70,409
Combined comparative APAC net revenues	$ 88,401	$ 95,488	$ 98,593	$ 87,129	$ 97,280
Combined comparative total net revenues	$ 473,756	$ 512,138	$ 518,060	$ 487,371	$ 500,419

[1] Voice, Video, and Services categories were introduced with the acquisition of Polycom on July 2, 2018. Historical Polycom revenues are prepared in accordance with U.S. GAAP and Polycom's significant accounting policies prior to the closing of the acquisition on July 2, 2018 and are shown here to arrive at combined comparative historical net revenues.

Unaudited Reconciliations of GAAP measures to non-GAAP Historical Combined Comparative Measures (continued)
($ in thousands)

Plantronics GAAP gross profit	$ 103,283	$ 107,632	$ 114,125	$ 114,075	$ 109,843
Polycom GAAP gross profit[1]	150,918	175,479	160,730	158,569	156,599
Combined comparative gross profit before adjustments	$ 254,201	$ 283,111	$ 274,855	$ 272,644	$ 266,442
Stock-based compensation	902	890	917	913	963
Purchase accounting amortization	—	—	—	337	436
Other adjustments[2]	1,585	—	—	—	—
Combined comparative adjusted gross profit	$ 256,688	$ 284,001	$ 275,772	$ 273,894	$ 267,841
Combined comparative adjusted gross profit %	*54.2%*	*55.5%*	*53.2%*	*56.2%*	*53.5%*
Plantronics GAAP operating income	$ 23,440	$ 30,159	$ 36,771	$ 33,131	$ 20,649
Polycom GAAP operating income[1]	25,272	57,914	(26,304)	19,095	(30,589)
Combined comparative operating income before adjustments	$ 48,712	$ 88,073	$ 10,467	$ 52,226	$ (9,940)
Amortization of Polycom goodwill and intangibles amortization	2,077	675	56,021	14,755	14,802
Stock-based compensation	9,256	8,762	8,029	7,912	8,150
Acquisition and integration fees	1,270	491	2,783	10,660	12,901
Restructuring and other related charges	6,050	770	2,974	179	2,847
Non-recurring legal-related and other adjustments[2]	2,289	1,029	977	623	43,446
Combined adjusted operating income	$ 69,654	$ 99,800	$ 81,251	$ 86,355	$ 72,206
Combined adjusted operating profit %	*14.7%*	*19.5%*	*15.7%*	*17.7%*	*14.4%*

Unaudited Reconciliations of GAAP measures to Combined Comparative Adjusted EBITDA
($ in thousands)

	Three Months Ended				
	June 30, 2017[1]	**September 30, 2017[1]**	**December 31, 2017[1]**	**March 31, 2018[1]**	**June 30, 2018[1]**
Plantronics GAAP operating income	$ 23,440	$ 30,159	$ 36,771	$ 33,131	$ 20,649
Polycom GAAP operating income[2]	25,272	57,914	(26,304)	19,095	(30,589)
Combined comparative operating income before adjustments	48,712	88,073	10,467	52,226	(9,940)
Acquisition and integration fees	1,270	491	2,783	10,660	12,901
Stock-based compensation	9,256	8,762	8,029	7,912	8,150
Restructuring and other related charges	6,050	770	2,974	179	2,847
Other adjustments[3]	2,289	1,029	977	623	43,446
Depreciation and amortization[4]	18,019	16,070	70,742	29,259	29,231
Adjusted EBITDA	85,596	115,195	95,972	100,859	86,635

Unaudited Reconciliations of GAAP measures to non-GAAP Historical Combined Comparative Measures (continued)
($ in thousands)

	Three Months Ended				
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30 2018
Plantronics Cash Flow from Operations	$ 12,885	$ 36,408	$ 32,076	$ 39,779	$ 32,082
Polycom Cash Flow from Operations[1]	$ 27,196	$ 62,307	$ 57,768	$ 24,442	$ 43,059
Combined Comparative Cash Flow from Operations	$ 40,081	$ 98,715	$ 89,844	$ 64,221	$ 75,141

1 Polycom results shown in these periods are prior to the close of the acquisition on July 2, 2018. These results are shown here to arrive at combined comparative historical results.

2 Prepared in accordance with U.S. GAAP and Polycom's significant accounting policies prior to the closing of the acquisition on July 2, 2018, and further adjusted in accordance with U.S. GAAP for subsequent events occurring after the balance sheet date of June 30, 2018. Refer to footnote 3 for further information.

3 Includes losses from litigation settlements and immaterial adjustments to conform historical Polycom results to Plantronics non-GAAP policy. In the period ended June 30, 2018, this includes litigation settlements of approximately $37 million related to the settlement of a previously disclosed FCPA matter and approximately $6 million related other legal settlements, both of which were recognized as subsequent events. More information on these and other legal matters is available in *Note 7. Commitments and Contingencies* within our Form 10-Q filed on February 6, 2019.

4 In the three months ending December 31, 2017, March 31, 2018, and June 30, 2018, depreciation and amortization includes amortization of Polycom goodwill in accordance with U.S. GAAP and Polycom's significant accounting policies prior to the closing of the acquisition on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED

	Three Months Ended,							
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
GAAP Net revenues	$ 203,926	$ 210,300	$ 226,534	$ 216,143	$ 221,309	$ 483,069	$ 501,669	$ 468,488
Deferred revenue purchase accounting	—	—	—	—	—	36,585	28,923	19,316
Non-GAAP Net revenues	$ 203,926	$ 210,300	$ 226,534	$ 216,143	$ 221,309	$ 519,654	$ 530,592	$ 487,804
GAAP Gross profit	$ 103,283	$ 107,632	$ 114,125	$ 114,075	$ 109,843	$ 152,629	$ 215,137	$ 216,531
Purchase accounting amortization	—	—	—	—	—	55,668	27,575	31,118
Inventory valuation adjustment	—	—	—	—	—	30,395	—	—
Deferred revenue purchase accounting	—	—	—	—	—	36,585	28,923	19,316
Acquisition and integration fees	—	—	—	—	—	217	404	435
Stock-based compensation	902	890	917	913	963	1,073	1,067	1,073
Other Adjustments	1,585	—	—	—	—	—	—	—
Non-GAAP Gross profit	$ 105,770	$ 108,522	$ 115,042	$ 114,988	$ 110,806	$ 276,567	$ 273,106	$ 268,473
Non-GAAP Gross profit %	*51.9%*	*51.6%*	*50.8%*	*53.2%*	*50.1%*	*53.2%*	*51.5%*	*55.0%*
GAAP Operating expenses	$ 79,843	$ 77,473	$ 77,354	$ 80,944	$ 89,194	$ 238,605	$ 239,844	$ 235,790
Acquisition and integration fees	—	—	—	(6,252)	(5,803)	(26,036)	(21,870)	(13,888)
Purchase accounting amortization	(63)	(17)	—	—	—	(15,279)	(15,278)	(15,281)
Stock-based compensation	(8,354)	(7,872)	(7,112)	(6,999)	(7,187)	(9,767)	(10,652)	(10,152)
Restructuring and other related charges	(2,573)	51	84	(13)	(1,320)	(7,261)	(12,130)	(11,983)
Rebranding costs	—	—	—	—	—	—	—	(5,192)
Other adjustments	—	(549)	—	—	—	—	—	(1,005)
Non-GAAP Operating expenses	$ 68,853	$ 69,086	$ 70,326	$ 67,680	$ 74,884	$ 180,262	$ 179,914	$ 178,289

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED (CONTINUED)

	Three Months Ended							
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
GAAP Operating income	$ 23,440	$ 30,159	$ 36,771	$ 33,131	$ 20,649	$ (85,976)	$ (24,707)	$ (19,259)
Purchase accounting amortization	63	17	—	—	—	70,947	42,853	46,399
Inventory valuation adjustment	—	—	—	—	—	30,395	—	—
Deferred revenue purchase accounting	—	—	—	—	—	36,585	28,923	19,316
Acquisition and integration fees	—	—	—	6,252	5,803	26,253	22,274	14,323
Stock-based compensation	9,256	8,762	8,029	7,912	8,150	10,840	11,719	11,225
Restructuring and other related charges	2,573	(51)	(84)	13	1,320	7,261	12,130	11,983
Rebranding costs	—	—	—	—	—	—	—	5,192
Other adjustments	1,585	549	—	—	—	—	—	1,005
Non-GAAP Operating income	$ 36,917	$ 39,436	$ 44,716	$ 47,308	$ 35,922	$ 96,305	$ 93,192	$ 90,184
GAAP Diluted earnings per common share	$ 0.57	$ 0.59	$ (1.54)	$ 0.29	$ 0.42	$ (2.21)	$ (1.06)	$ (0.55)
Purchase accounting amortization	—	—	—	—	—	1.78	1.08	1.17
Inventory valuation adjustment	—	—	—	—	—	0.76	—	—
Deferred revenue purchase accounting	—	—	—	—	—	0.92	0.73	0.49
Stock-based compensation	0.28	0.27	0.25	0.24	0.24	0.27	0.30	0.28
Acquisition and integration fees	—	—	—	0.19	0.17	0.66	0.56	0.36
Restructuring and other related charges	0.08	—	—	—	0.04	0.18	0.31	0.30
Rebranding costs	—	—	—	—	—	—	—	0.13
Other adjustments	0.05	0.02	—	—	—	—	—	(0.04)
Income tax effect	(0.28)	(0.10)	2.29	0.32	(0.14)	(0.89)	(0.57)	(0.73)
Effect of participating securities	—	0.02	—	0.01	0.01	—	—	—
Effect of anti-dilutive securities	—	—	0.02	—	—	0.04	0.01	0.03
Non-GAAP Diluted earnings per common share	$ 0.70	$ 0.80	$ 1.02	$ 1.05	$ 0.74	$ 1.51	$ 1.36	$ 1.44
Shares used in diluted earnings per common share calculation:								
GAAP	33,211	32,809	32,075	32,924	33,534	39,281	39,314	39,089
non-GAAP	33,211	32,809	32,496	32,924	33,534	39,920	39,712	39,523

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED (CONTINUED) ($ in thousands) Three Months Ended June 30, September 30, December 31, March 31, June 30, September 30, December 31, March 31, 2017 2017 2017 2018 2018 2018 2018 2019 GAAP Operating income $ 23,440 $ 30,159 $ 36,771 $ 33,131 $ 20,649 $ (85,976) $ (24,707) $ (19,259) Inventory valuation adjustment — — — — — 30,395 — — Deferred revenue purchase accounting — — — — — 36,585 28,923 19,316 Acquisition and integration fees — — — 6,252 5,803 26,253 22,274 14,323 Stock-based compensation 9,256 8,762 8,029 7,912 8,150 10,840 11,719 11,225 Restructuring and other related charges 2,573 (51) (84) 13 1,320 7,261 12,130 11,983 Rebranding costs — — — — — — — 5,192 Other adjustments1 1,585 549 — — — — — 1,005 Depreciation and amortization 5,382 5,361 5,151 5,284 5,248 82,398 55,117 58,606 Adjusted EBITDA $ 42,236 $ 44,780 $ 49,867 $ 52,592 $ 41,170 $ 107,756 $ 105,456 $ 102,391 1 Represent immaterial adjustments for loss on sale of assets, write off of indirect tax assets, executive transition costs, and losses from litigation settlements.